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                                                                       EXHIBIT 5

              [LETTERHEAD OF TROY & GOULD PROFESSIONAL CORPORATION]



                                                                October 15, 2001


Western Water Company
102 Washington Avenue
Point Richmond, CA  94801

        Re: REGISTRATION STATEMENT ON FORM S-8

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") of Western Water Company (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to (i) 393,006 shares of the Company's Common Stock, $0.001 per value per share, issuable upon the exercise of currently issued and outstanding options and options that may be granted in the future under the Western Water Company 1993 Stock Option Plan and (ii) 1,396,000 shares of Common Stock issuable upon the exercise of currently outstanding options and options that may be granted in the future under the 1997 Stock Option Plan (the 1993 Stock Option Plan and the 1997 Stock Option Plan are herein collectively referred to as the "Plans").

        We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the issuance, or authorization for issuance, of the shares covered by the Registration Statement. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

        Based on the foregoing, it is our opinion that the shares of Common Stock included in Registration Statement and issuable pursuant to the Plans have been duly and validly authorized and, when issued in accordance with the Plans, will be duly and validly issued, fully paid and nonassessable.

        We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus made part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                    Very truly yours,

                                    /s/   TROY & GOULD
                                    ---------------------------
                                    Troy & Gould
                                    Professional Corporation